CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the reference in the Registration Statement (No. 333-202081) on Form S-8 of Pathfinder Bancorp, Inc. of our report dated June 26, 2024, appearing in this annual Report on Form 11-K of the Pathfinder Bank 401 (k) Savings Plan for the year ended December 31, 2023.

/s/ Bonadio & Co., LLP

Syracuse, New York

June 26, 2024